UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2016

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 9.01	Financial Statements and Exhibits.

Signature

2

Item 1.01                   Entry into a Material Definitive Agreement.

On August 2, 2016, Minera William S.A. de C.V. (“William”), a subsidiary of Golden Minerals Company (the “Company”), entered into an Assignment of Rights Agreement (the “Assignment Agreement”) with Golden Tag de Mexico, S.A. de C.V. (“Golden Tag Mexico”), a Mexican corporation and wholly owned subsidiary of Golden Tag Resources Ltd. (“Golden Tag”), a company duly incorporated in accordance with the laws of Canada.

Under the Assignment Agreement, William transferred its remaining 50% interest in the San Diego silver exploration property concessions in Mexico to Golden Tag Mexico, which holds the other 50% interest in the property.  The concessions transferred were subject to a joint venture agreement, as amended, between ECU Silver Mining Inc., a wholly owned subsidiary of the Company, and the direct parent company of William, and Golden Tag.  The joint venture agreement terminated upon entry into the Assignment Agreement.

Pursuant to the Assignment Agreement, William will receive approximately $379,000 in cash, 2,500,000 shares of Golden Tag, and will receive valued added tax on both amounts once the Assignment Agreement is registered in Mexico. Additionally, under the Assignment Agreement, Golden Tag Mexico will be required to pay William a 2.0% net smelter return royalty in respect to the San Diego property. Following receipt of the 2,500,000 shares, and including the 5,000,000 shares of Golden Tag previously acquired, the Company, through its subsidiaries, now holds 7,500,000 shares representing approximately 10% of the outstanding shares of Golden Tag.

The foregoing description of the Assignment Agreement is not complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Assignment of Rights Agreement between Minera William, S.A. de C.V. and Golden Tag de Mexico, S.A. de C.V. dated as of August 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2016

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment of Rights Agreement between Minera William, S.A. de C.V. and Golden Tag de Mexico, S.A. de C.V. dated as of August 2, 2016.